UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

                   [X] Preliminary Proxy Statement
                   [ ] Confidential, for Use of the Commission Only
                       (as permitted by Rule 14a-6(a)(2))
                   [ ] Definitive Proxy Statement
                   [ ] Definitive Additional Materials
                   [ ] Soliciting Material Pursuant to Section 240.14a-2

                          NAPCO SECURITY SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

               Payment of Filing Fee (Check the appropriate box):

                               [X] No fee required

   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1)  Title of each class of securities to which transaction applies:____________

(2)  Aggregate number of securities to which transaction applies:_______________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ________________________

(4)  Proposed maximum aggregate value of transaction: _________________________

(5)  Total fee paid:___________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                                Preliminary Copy

                          NAPCO SECURITY SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To be Held on December 9, 2008



Dear Fellow Stockholder:

         The Annual Meeting of the Stockholders of Napco Security Systems, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices at 333 Bayview Avenue, Amityville, New York, on Tuesday, December 9, 2008, at 2:00 p.m., for the following purposes, as more fully described in the accompanying Proxy Statement:

     1. to elect two directors to serve for a term of three years and until their successors are elected and qualified;

     2. to amend the Amended and Restated Certificate of Incorporation to change the name of the Company to "Napco Security Technologies, Inc."

     3. to transact such other business as may properly come before the Meeting or any adjournments thereof.

         Only stockholders of record at the close of business on November 3, 2008 are entitled to notice and to vote at the Meeting or any adjournment thereof.

                                               By order of the Board of
                                               Directors,



                                               Richard L. Soloway, Secretary

November 7, 2008



     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. YOU ARE URGED TO COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE.

                                Preliminary Copy

                          NAPCO SECURITY SYSTEMS, INC.
                               333 Bayview Avenue
                           Amityville, New York 11701

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 9, 2008

INFORMATION CONCERNING THE SOLICITATION

         This Proxy Statement is furnished to the holders of Common Stock, $.01 par value per share ("Common Stock") of Napco Security Systems, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for the Annual Meeting following Fiscal Year 2008, to be held on December 9, 2008, and at any adjournment thereof (the "Meeting"), pursuant to the accompanying Notice of Annual Meeting of Stockholders. Proxies in the enclosed form, if properly executed and returned in time, will be voted at the Meeting. Any stockholder giving a proxy may revoke it prior to its exercise by attending the Meeting and reclaiming the proxy, by executing a later dated proxy or by submitting a written notice of revocation to the Secretary of the Company at the Company's office or at the Meeting. Stockholders attending the Meeting may vote their shares in person. This Proxy Statement and the form of proxy will first be mailed to the stockholders on or about November , 2008. A copy of the 2008 Annual Report of the Company, including financial statements, is being mailed herewith.

         Only stockholders of record at the close of business on November 3, 2008 (the "Record Date") are entitled to notice of and to vote at the Meeting. The outstanding voting securities of the Company on the Record Date consisted of 19,092,473 shares of Common Stock.

         On all matters requiring a vote by holders of the Common Stock, each share of Common Stock entitles the holder of record to one vote. At the Meeting, the holders of record of Common Stock will vote on Item 1, the election of two directors; Item 2, amendment of the Amended and Restated Certificate of Incorporation to change the name of the Company to Napco Security Technologies, Inc.; and the transaction of any other business as may properly come before the Meeting and require a vote of the stockholders.

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock authorized to vote will constitute a quorum for the transaction of business at the Meeting.

         The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

         The affirmative vote of the holders of a majority of the shares outstanding and entitled to vote on the matter, will be required for approval of the amendment to the Company' Amended and Restated Certificate of Incorporation. A properly executed proxy marked "ABSTAIN" with respect to such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

         If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters. Shares represented by such "broker non-votes" will, however, be counted in determining if there is a quorum.

                 THEREFORE, THE COMPANY URGES YOU TO SIGN, DATE
                       AND RETURN THE ENCLOSED PROXY CARD.

Item 1:  Election of Directors

         The Board of Directors is divided into three classes. At the upcoming Annual Meeting, one class will stand for election for the term ending at the Annual Meeting of Stockholders following Fiscal Year 2011. The terms of the other two classes of continuing directors do not expire until the Annual Meetings of Stockholders after fiscal year end 2009 and 2010, respectively.

         Unless otherwise specified, shares represented by the enclosed proxy will be voted for the election of Messrs. Andrew Wilder and Arnold Blumenthal, currently directors, who have been recommended for nomination by the Nominating Committee of the Board of Directors and nominated by the Board of Directors for reelection as a director to serve until the Annual Meeting of Stockholders in 2011 and until his successor is elected and qualified.

         Messrs. Wilder and Blumenthal have consented to serve if reelected. In the event that any nominee becomes unable or unwilling to serve as a director, discretionary authority may be exercised by the proxies to vote for the election of an alternate nominee of the Board of Directors.

         The names of, and certain information concerning, the nominees and the continuing directors are set forth below:


Name and Age                                          Principal Occupation;               Director
                                                  Five-Year Employment History             Since
----------------------------------------------------------------------------------------------------
Nominees for election to serve until
 Annual Meeting of Stockholders following
 Fiscal Year 2011:
Andrew J. Wilder                          Officer of Israeloff, Trattner & Co.,
                                           independent certified public accountants,
(57)                                       since 1990.                                          1995

Arnold Blumenthal                         Group Publisher Emeritus, Security Dealer
                                           Locksmith Ledger, Publisher Security Line
(81)                                       and Editor of MBFAA since 2004; V.P. of
                                           Government Security News from 2004 through
                                           2007; Group Publisher of Security Group of
                                           Cygnus Publishing, 1999 through 2003.                2001

Directors to serve until Annual Meeting
 of Stockholders following Fiscal Year
 2009:
Paul Stephen Beeber                       Licensed Attorney in New York State since
                                           1970, focusing on elder law, estate planning
(64)                                       and real estate.                                     2004


Name and Age                                          Principal Occupation;               Director
                                                  Five-Year Employment History             Since
----------------------------------------------------------------------------------------------------
                                          estate.
Randy B. Blaustein                        Principal of R.B. Blaustein & Co. since
                                           December 2000; Partner of Blaustein,
(56)                                       Greenberg & Co. July 1991 - November 2000;
                                           Attorney since October 1980, specializing in
                                           general business and tax matters, and author
                                           of six books and numerous articles.                  1985
Donna A. Soloway                          Board of Directors of Security Industry
                                           Association (SIA); Chair of Awards Committee
(60)                                       since 1993; Director and Secretary of SAINTS
                                           (Safety, Awareness and Independence Now
                                           Through Security) Foundation, Inc.; Monthly
                                           Columnist for SECURITY DEALER magazine since
                                           1992; and Columnist for SECURITY SALES &
                                           INTEGRATION magazine since 2004. Ms. Soloway
                                           is the wife of Richard L. Soloway, the
                                           Chairman and President of the Company.               2001

Directors to serve until Annual Meeting
 of Stockholders following Fiscal Year
 2010:
Richard L. Soloway                        Chairman of the Board of Directors since
                                           October 1981; President since 1998;
(62)                                       Secretary since 1975.                                1972
Kevin S. Buchel                           Senior Vice President of Operations and
                                           Finance since April 1995; Treasurer since
(55)                                       May 1998.                                            1998

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
                         MR. WILDER AND MR. BLUMENTHAL.

Other Directorships

         Except as set forth below none of the directors or nominees is a director of any company (other than the Company) which is subject to the reporting requirements of the Securities Exchange Act of 1934 or which is a registered investment company under the Investment Company Act of 1940.

        Name                                        Director of
        ---------------------------                 -----------
        Andrew J. Wilder                            YTB International, Inc.

                     CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Directors

         The Board currently consists of seven directors, four of whom the Board has affirmatively determined have no relationship with the Company or its subsidiaries which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are independent as defined by the applicable NASDAQ Listing Standards. The four independent directors are Paul Stephen Beeber, Randy B. Blaustein, Arnold Blumenthal and Andrew J. Wilder.

Board Structure and Committee Composition

         The Board maintains three standing committees: Audit, Compensation/Stock Option, and Nominating. Each Committee is composed entirely of independent directors as defined in the applicable NASDAQ Listing Standards.

         During fiscal 2008, the Board held five meetings. Each director attended at least 75% of all Board meetings and meetings of committees of which such director was a member.

         Directors are expected to attend the Company's annual meetings of stockholders. All directors attended the last annual meeting of stockholders on December 4, 2007.

         NAPCO maintains an "Investors" section on its website, www.napcosecurity.com, setting forth the Company's committee charters for the Audit, Compensation/Stock Option and Nominating Committees.

         Audit Committee

         The Audit Committee has been established in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934 as amended. The Audit Committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of the Company's independent auditors. The Audit Committee assists the Board in oversight of (1) the integrity of the Company's financial statements, (2) the Company's independent auditor's qualifications and independence, and (3) the performance of the Company's internal audit function and independent auditors. In addition, the Committee renders its report for inclusion in the Company's annual proxy statement.

         The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Audit Committee held five meetings in fiscal year 2008. The current members of the Audit Committee are Andrew J. Wilder (Chairman), Paul Stephen Beeber and Arnold Blumenthal, each of whom meets the NASDAQ Listing Standards for the independence of audit committee members. The Board has determined that Andrew Wilder is an audit committee financial expert.

         The report of the Audit Committee is included in this proxy statement on page 7.

         Compensation/Stock Option Committee

The Compensation/Stock Option Committee assists the Board in discharging its responsibilities relating to compensation of the Company's Chief Executive Officer and other executives. The Committee determines individuals to be granted options under the Employee Stock Option Plans and Non Employee Stock Option Plan, the number of options awarded and the term of the options and interprets provisions of such plans. The Committee also renders its report for inclusion in the Company's annual proxy statement.

The current members of the Compensation Committee are Randy B. Blaustein (Chairman), Andrew J. Wilder, and Arnold Blumenthal.

        The Compensation/Stock Option Committee held one meeting in fiscal year 2008. The report of the Compensation/Stock Option Committee is included in this proxy statement on page 11.

         Nominating Committee

         The Nominating Committee reviews and makes recommendation to the Board regarding potential candidates for nomination as director.

         The Nominating Committee held one meeting in fiscal year 2008. The current members of the Nominating Committee are Arnold Blumenthal (Chairman), Andrew J. Wilder and Randy B. Blaustein.

Nomination of Directors

         The Nominating Committee considers candidates for director nominees proposed by directors, the Chief Executive Officer and stockholders. Potential candidates are screened and interviewed by the Nominating Committee. All members of the Board may interview the final candidates. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by stockholders.

         The Company's general criteria for the nomination of director candidates, include the following:

                  - the candidates' personal and professional ethics, integrity and values, - mature judgment, - management, accounting or finance, industry and technical knowledge, - demonstrated skills in his/her area of present or past professional or business responsibility,
                  - an ability to work effectively with others, - sufficient time to devote to the affairs of the Company and - freedom from conflicts of interest.

Stockholder Nominees

         The Nominating Committee will consider nominations submitted by stockholders. Any stockholder nominations proposed for consideration by the Nominating Committee should include the nominee's name and qualifications for Board membership and should be addressed to:

                  Chair - Nominating Committee
                  Napco Security Systems, Inc.
                  333 Bayview Ave.
                  Amityville, NY 11701
                  Attention:  Kevin Buchel

Communications with the Board

         You can contact any Director by writing to such Director:

                  c/o Napco Security Systems, Inc.
                  333 Bayview Ave.
                  Amityville, NY 11701

                  Attention:  Kevin Buchel

         The Secretary will promptly forward any communication unaltered to the Director.

Policy With Respect to Related Person Transactions

         It is the Company's policy, set forth in writing, not to permit any transaction in which the Company is a party and in which executive officers or directors, their immediate family members, or 5% shareholders have or will have a direct or indirect interest unless approved by the Audit Committee of the Board of Directors, other than

1.                    transactions available to all employees;

2. transactions involving compensation or business expense reimbursement approved by the Compensation Committee or by disinterested members of the Board of Directors; or

3. transactions involving less than $120,000 when aggregated with all similar transactions.

         Any issues as to the application of this policy shall be resolved by the Audit Committee of the Board of Directors. A copy of our Statement of Policy with Respect to Related Person Transactions is available at the Company's website, www.napcosecurity.com, under the "Investors" caption.


                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors hereby reports as follows:

1. The Audit Committee has reviewed and discussed the Company's audited financial statements with the Company's management and representatives of Marcum & Kliegman LLP ("M & K");

2. The Audit Committee has discussed with M&K the matters required to be discussed by SAS 61, as modified or supplemented; and

3. The Audit Committee has received the written disclosures and letter from M&K required by Independence Standards Board Standard No. 1 and discussed M&K's independence with representatives of M&K.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2008 filed with the Securities and Exchange Commission.

Date: September 29, 2008

                                                      The Audit Committee:


                                                      Andrew J. Wilder,
                                                      Chairman
                                                      Paul Stephen Beeber
                                                      Arnold Blumenthal

                            COMPENSATION OF DIRECTORS

         The total fiscal year 2008 compensation of non-employee Directors is shown in the following table.

                             Director Compensation


                        Fees Earned or Paid                      All Other
                              in Cash         Option Awards      Compensation          Total
Name                          ($)(1)            ($)(2)(3)            ($)                ($)
----------------------------------------------------------------------------------------------------
Paul Stephen Beeber                 $17,500                 -                 -              $17,500
Randy B. Blaustein (4)               17,500                 -            $6,000               23,500
Arnold Blumenthal                    17,500                 -                 -               17,500
Donna A. Soloway                      7,500                 -                 -                7,500
Andrew J. Wilder                     22,500                 -                 -               22,500

(1) Each director who is not an employee receives $2,500 for each Board of Directors meeting attended. Mr. Wilder, as Chairman of the Audit Committee, receives $2,000 for each Audit
     Committee meeting attended and each of Messrs. Beeber and Blumenthal receives $1,000 for each
     Audit Committee meeting attended. Mr. Blaustein receives $4,000 for serving as Chairman of the
     Compensation Committee.

(2) Amounts reflect the share-based compensation expense recognized by the Company in the year ended
     June 30, 2008, in accordance with Statement of Financial Accounting Standards No. 123R.
     Assumptions used in the calculation of these amounts are included in footnote 7 to the Notes to
     Consolidated Financial Statements contained in the Company's Form 10-K for the year ended June
     30, 2008.

(3) At June 30, 2008, each of Messrs. Beeber, Blaustein, Blumenthal, Wilder and Ms. Soloway held outstanding options to purchase 6,000 shares of Common Stock of the Company, of which options to purchase 2,400 shares were vested and options to purchase 1,200 shares will vest on the anniversary date of grant in each of fiscal 2009, 2010 and 2011.

(4) During the fiscal year ended June 30, 2008, the Company retained Mr. Blaustein as special counsel for certain general business and tax related matters. Fees for such services were
     $6,000.



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely on a review of the Forms 3, 4 and 5 furnished to the Company with respect to the most recent fiscal year and written representations of the reporting person (as defined below), no person, who at any time during such fiscal year, was an officer, director, beneficial owner of more than ten (10%) percent of any class of equity securities of the Company or any other person subject to Section 16 of the Securities Exchange Act of 1934 ("reporting person"), failed to file on a timely basis one or more reports during such fiscal year except that each of Messrs. Soloway, Buchel, Hevia and Carrieri filed one late Form 4 reporting one grant of options on October 9, 2007.


                    INFORMATION CONCERNING EXECUTIVE OFFICERS

Each executive officer of the Company holds office until the annual meeting of the Board of Directors and his successor is elected and qualified, or until his earlier death, resignation, or removal by the Board. The Company has adopted a Code of Ethics for directors and employees, including its executive officers. There are no family relationships between any director or officer of the Company, except Richard L. Soloway and Donna A. Soloway, his wife. The following table sets forth as of the date hereof the names and ages of all executive officers of the Company, all positions and offices with the

Company held by them, the period during which they have served in these positions and, where applicable, their positions in any other organizations during the last five years.

Name and Age                      Position and Office with the Company, Term of Office
                                            and Five-Year Employment History
----------------------------------------------------------------------------------------------------
Richard L. Soloway   Chairman of the Board of Directors since October 1981; President since 1998;
                      and Secretary since 1975.
(62)
Kevin S. Buchel      Senior Vice President of Operations and Finance since April 1995; Treasurer since May 1998.
(55)
Jorge Hevia          Senior Vice President of Corporate Sales and Marketing since May 1999; Vice
                      President of Corporate Sales and Marketing since October 1998.
(50)
Michael Carrieri     Senior Vice President of Engineering Development since May 2000; Vice President of Engineering Development from September 1999 to May 2000.
(50)
George Marks         President, Marks USA since August 2008; President of G. Marks Hardware, Inc.
                      from prior to 2004 to August 2008.
(72)

                             EXECUTIVE COMPENSATION

                       COMPENSATION DISCUSSION & ANALYSIS

Compensation Program Objective

         The objective of our executive compensation program is to allow us to successfully retain and motivate executives who enable us to achieve short and long term growth and operational excellence.

Oversight of Our Executive Compensation Program

         The Compensation Committee of the Board of Directors (the "Committee") assists the Board in discharging its responsibilities relating to compensation of the Chief Executive Officer and other executive officers. The Committee's responsibilities are detailed in its charter, which can be found at www.napcosecurity.com

         The Committee's process includes executive sessions where the Committee meets alone, without the presence of management.

Components of the Executive Compensation Program-Description of Elements and Evaluation Process

         The named executive officers, including our Chief Executive Officer, have a compensation program that includes the following components:

       -      Base salary
       -      Annual incentives
       -      Long-term incentives in the form of stock options awards
       -      Employee benefits
       -      Perquisites

         Compensation Mix. We do not have policies that define specific percentage allocations for fixed and variable compensation, or cash and non-cash compensation. We do, however, intend to deliver a portion of total compensation in the form of performance-based cash incentives and in awards of stock options, to achieve our objective of offering rewards for successful business results and shareholder value creation.

         Base Salaries. Base salaries are used to compensate each of our executives for their positions and levels of responsibility. Each of Messrs. Soloway, Hevia and Carreri have employment agreements, which provide for a minimum base salary and a minimum annual cost-of-living adjustment. For fiscal 2008 Messrs. Soloway, Hevia and Carrieri's salaries were determined pursuant to such Employment Agreements.

         Mr. Buchel's salary for the 2008 fiscal year was in an amount recommended by the CEO. The considerations entering into the determination by the CEO of the salary recommendation for Mr. Buchel were the CEO's subjective evaluations of the ability and past performance of Mr. Buchel and the CEO's judgment of Mr. Buchel's potential for enhancing the Company's profitability.

         Annual Cash Incentives. The Committee's policy is that named executive officers, other than the CEO, should receive short term incentive compensation in the form of bonuses based, in part, on targeted sales and earnings recommended by the CEO. For fiscal 2008, the Company did not achieve targeted sales and earnings. Based on the CEO's recommendation, each named executive officer (including the CEO) received a cash bonus determined using a formula comparing actual operating income against budgeted operating income and multiplying that formula by each NEO's targeted bonus. In addition, Mr. Buchel's bonus reflects his work in overseeing the consummation of the successful Marks USA acquisition.

         Long-term Incentive Awards. The purpose of the granting of stock options is to retain the services of the named executive officers and our key employees, and encourage them to improve our operating results and to become shareholders of the Company, all of which is intended to result in increased shareholder value.

         The Committee's policy is generally to grant options to the named executive officers other than the CEO under the Company's Stock Option Plans after consideration of the amounts recommended periodically by the CEO. The recommendations of the CEO for option grants reflect the subjective judgment of the CEO of the performance of such executives and the potential benefit to the Company from the grant of this form of incentive compensation. Based upon the recommendation of the CEO, each of Messrs. Hevia, Carrieri and Buchel were granted options in fiscal 2008 to purchase 5,000 shares at an exercise price of $5.35 per share. Mr. Soloway was granted options to purchase 25,000 in fiscal 2008 at an exercise price of $5.89 per share.

         Employee Benefits, Perquisites and Other Personal Benefits. As a general rule, we do not provide special benefits to senior executives and the named executive officers participate in the same plans - including term life insurance, health and disability insurance - available to all salaried employees. We do, however, pay the premiums on additional health and life insurance policies for the benefit of each of the named executive officers. See footnote to the Summary Compensation Table.

         We offer one retirement plan, a qualified profit sharing 401(k) plan to all employees, including the named executive officers.

         We have provided certain perquisites to the named executive officers, as summarized in footnote 2 to the "Summary Compensation Table."

Employment Agreements

         Change in Control, Severance Agreements. Under Mr. Soloway's Employment Agreement, if during its term there should be a change in control, then Mr. Soloway is entitled to terminate his employment and is entitled to receive a termination payment equal to 299% of the average of the prior five calendar years' compensation, subject to certain limitations. If the Company terminates Mr. Soloway's employment other than for Cause, as defined, or if Mr. Soloway terminates his employment with the Company for Good Reason, as defined, the Company shall pay a lump sum payment equal to (i) Mr. Soloway's annual base salary plus the bonus paid for the prior fiscal year multiplied by (ii) the greater of the number of years or portion thereof remaining in the term of the Agreement or three years.

         Each of the agreements with Mr. Hevia and Mr. Carrieri provide for payment equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment of the officer without cause. In addition, the Company has a severance agreement with Kevin S. Buchel providing for payments equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause.

         We believe these changes in control and severance arrangements help to retain these executive talents by providing them with a sense of commitment by the Company to them.

Material Tax Implications

         Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the CEO and other named executive officers. Because of the range of compensation paid to its executive officers, the Committee has not established any policy regarding annual compensation to such executive officers in excess of $1,000,000.

                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors hereby reports as follows:

1. The Compensation Committee has reviewed, and discussed with Management, the Company's Compensation Discussion & Analysis ("CD&A") appearing on pages 9-11 of this proxy statement.

2. Based on the review and discussions referred to in paragraph 1 above, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2008 filed with the Securities and Exchange Commission.

Date:    October  30, 2008
                                              The Compensation/Stock Option
                                              Committee:

                                              Randy B. Blaustein
                                              Andrew J. Wilder
                                              Arnold Blumenthal

                        SUMMARY OF EXECUTIVE COMPENSATION

         The Summary Compensation Table below sets forth compensation information for our Chief Executive Officer, our Chief Financial Officer and our two other most highly compensated executive officers during fiscal year 2008 and 2007 of the Company.

                      Summary Compensation Table

                                                                        All Other
Name and                      Fiscal    Salary     Bonus     Option Awards   Compensation   Total
Principal Position              Year      ($)       ($)         ($)(1)          ($)(2)       ($)
----------------------------------------------------------------------------------------------------
Richard L. Soloway, Chairman    2008    $598,086    $48,225        $115,969       $43,149   $805,429
 of the Board of Directors,
 President and Secretary        2007     532,171    159,159         227,916        44,265    963,511
Kevin S. Buchel,
Senior Vice President of        2008     245,712     25,630          35,216         9,103    315,661
 Operations and Finance and
 Treasurer                      2007     228,250     51,585          35,235         9,444    324,514
Jorge Hevia,
Senior Vice President of        2008     266,042     15,630          35,216        12,482    329,370
 Corporate Sales and
 Marketing                      2007     245,562     51,585          35,235        11,680    344,062
Michael Carrieri,               2008     241,113     10,941          35,216        16,096    303,366
Senior Vice President of
 Engineering Development        2007     223,610     36,109          35,235         8,710    303,664

(1) Amounts reflect the share-based compensation expense recognized by the Company in the fiscal years ended June 30, 2007 and June 30, 2008, in accordance with Statement of Financial Accounting Standards No. 123R. Assumptions used in the calculation of these amounts are included in footnote 7 to the Notes to Consolidated Financial Statements contained in the Company's Form 10-K for the year ended June 30, 2008.

(2) All Other Compensation for Mr. Soloway for fiscal 2007 includes payment of health insurance premiums of $17,311, automobile expenses of $21,599 and 401K match of $5,322. All other compensation for Mr. Soloway for fiscal 2008 includes payment of health insurance premiums of $16,886, automobile expenses of $20,732 and 401K match of $5,273.

                           Grants of Plan-Based Awards


                                All Other Option
                                Awards: Number of     Exercise or Base   Grant Date Fair
                               Shares of Stock or      Price of Option    Value of Option
                    Grant             Units                 Awards             Awards
Name                  Date           (#)(1)                ($/Sh)             ($)(2)
------------------------------------------------------------------------------------------
Richard L. Soloway  10/09/07                  25,000               $5.89          $101,980
Kevin S. Buchel     10/09/07                   5,000                5.35            18,950
Jorge Hevia         10/09/07                   5,000                5.35            18,950
Michael Carrieri    10/09/07                   5,000                5.35            18,950


(1) Vest as to 20% upon grant and as to an additional 20% on the first four annual anniversary dates of grant.
(2)      See footnote (1) to the Summary Compensation Table

                           Outstanding Equity Awards

                                   Option Awards


                        Number of           Number of
                       Securities          Securities
                       Underlying          Underlying
                       Unexercised         Unexercised       Option
                         Options             Options        Exercise      Option
                           (#)                 (#)            Price      Expiration
Name                   Exercisable        Unexercisable        ($)       Date (1)
------------------------------------------------------------------------------------

Richard L. Soloway             135,000          -            $1.787         02/27/13
                               540,000          -             1.881         06/15/13
                               135,000          -             2.091         03/19/14
                                45,000       11,250           5.227         03/15/15
                                22,500       15,000          11.160         03/24/16
                                10,000       15,000           6.620         10/26/16
                                 1,000        4,000           5.890         10/09/17

Kevin S. Buchel                 27,000          -             1.759         12/20/12
                                27,000          -             1.900         03/19/14
                                13,500        9,000           5.733         11/21/15
                                 2,000        3,000           6.020         10/26/16
                                 1,000        4,000           5.350         10/09/17

Michael Carrieri                27,000          -             1.759         12/20/12
                                27,000          -             1.900         03/19/14
                                13,500        9,000           5.733         11/21/15
                                 2,000        3,000           6.020         10/26/16
                                 1,000        4,000           5.350         10/09/17

Jorge Hevia                     27,000          -             1.759         12/20/12
                                27,000          -             1.900         03/19/14
                                13,500        9,000           5.733         11/21/15
                                 2,000        3,000           6.020         10/26/16
                                 1,000        4,000           5.350         10/09/17


----------------
Vest as to 20% upon grant and as to an additional 20% on the first four annual anniversary dates of grant.

                       Option Exercises and Stock Awards

                                   Option Awards
                        Number of Shares    Value Realized on
                       Acquired on Exercise      Exercise
Name                           (#)                 ($)
---------------------   ------------------   -----------------
Richard L. Soloway              -                   -
Kevin S. Buchel                 -                   -

                                   Option Awards
                        Number of Shares    Value Realized on
                       Acquired on Exercise      Exercise
Name                           (#)                 ($)
---------------------   ------------------   -----------------
Jorge Hevia                     -                   -
Michael Carrieri                -                   -

   Employment Agreements and Potential Payments Upon Termination or Change in
                                    Control

         The Company has employment agreements with Richard L. Soloway, Jorge Hevia and Michael Carrieri. The agreement with Mr. Soloway, entered into on June 26, 2003 for a five year period, and then year to year unless notice of termination is given at least six months prior to the end of the then applicable term, provides for a minimum annual salary to be adjusted for inflation and discretionary annual incentive compensation. Mr. Soloway's agreement contains non-compete restrictions during his employment and for one year after termination for any reason. The agreement also provides for termination payments to Mr. Soloway upon death, disability, termination by the Company other than for Cause, as defined, termination by Mr. Soloway for Good Reason, as defined, and termination by Mr. Soloway in the event of a change in control. In the event of death, the termination payment equals one year's salary payable over one year plus a bonus calculated on a pro rata basis through the end of the fiscal quarter immediately preceding death. In the event of disability, the Company must pay Mr. Soloway an amount equal to 60% of his annual salary through the term of the agreement plus his bonus on a pro rata basis through the end of the fiscal quarter preceding the sixth month of his disability. In the event the Company terminates Mr. Soloway other than for Cause or if Mr. Soloway terminates for Good Reason, the Company must pay Mr. Soloway, in a lump sum, an amount equal to three times his annual salary plus the bonus paid to him for the year prior to his termination. If during the term there should be a change in control, then Mr. Soloway is entitled to terminate his employment, and the Company is required to pay him, an amount equal to 299% of the average of the prior five calendar years' total compensation, subject to certain limitations. The Company's option plans provide for the accelerated vesting of unvested options upon a change in control.

         Had Mr. Soloway's employment terminated on June 30, 2008 after a change in control, the Company would have been required to pay him $2,027,279 pursuant to such agreement. In addition, assuming a change in control on June 30, 2008, vesting of options to purchase 72,500 shares of Company Common Stock would have been accelerated. The closing price per share of the Company's Common Stock on the NASDAQ Global Market on June 30, 2008 ($4.53) was less than the exercise prices of such accelerated options.

         Under such agreement, had Mr. Soloway's employment terminated on June 30, 2008 on account of (i) death, (ii) disability or (iii) by the Company other than for Cause, or by Mr. Soloway for Good Reason, the Company would have been required to pay him $621,171, $391,993, and $1,863,513, respectively.

         Mr. Hevia's agreement terminates in October 2010. The agreement, as amended, provides for annual salaries of $274,401 and $288,121 during fiscal 2009 and 2010, respectively, as well as certain bonus provisions based on sales and profits. Mr. Hevia's agreement provides for payment equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause or upon a change in control of the Company. Had either of such events occurred on June 30, 2008, the Company would have been required to pay him $202,410.

         Mr. Carrieri's agreement terminates in August, 2010. The agreement provides for annual salaries of $248,212 and $260,023 during fiscal 2009 and 2010, respectively, as well as certain bonus provisions based on sales and profits. Mr. Carrieri's agreement provided for payment equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause. Had Mr. Carrieri been terminated non-voluntarily without cause on June 30, 2008, the Company would have been required to pay him $183,704.

         In addition, the Company has a severance agreement with Kevin S. Buchel providing for payments equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause. Had Mr. Buchel's employment been terminated on June 30, 2008 non-voluntarily without cause, the Company would have been required to pay him $188,149 pursuant to such severance agreement.

         In the event of a change in control on June 30, 2008, vesting of options to purchase 16,000 shares would have been accelerated for each of Messrs. Hevia, Carrieri and Buchel. The closing price per share of the Company's Common Stock on the NASDAQ Global Market on June 30, 2008 ($4.53) was less than the exercise prices of such accelerated options.

         Each of the agreements with Messrs. Hevia, Carrieri and Buchel contains non-compete restrictions for three years after the employee's termination of employment.


Item 2: Amendment of the Amended and Restated Certificate of Incorporation to change the name of the Company to Napco Security Technologies, Inc.

         On September 15, 2008, the Board of Directors of the Company unanimously adopted a resolution approving the amendment of the Company's Amended and Restated Certificate of Incorporation to change the name of the Company to Napco Security Technologies, Inc. (the "Amendment"). The Board of Directors further directed that the Amendment be submitted for consideration by stockholders at the Company's 2008 Annual Meeting. In the event the Amendment is approved by stockholders, the Company will thereafter execute and submit to the Delaware Secretary of State for filing a Certificate of Amendment of the Amended and Restated Certificate of Incorporation providing for the Amendment. The Amendment will become effective at the close of business on the date the Certificate of Amendment is accepted for filing by the Secretary of State.

         The Board of Directors considers the proposed name change desirable because it more closely identifies its corporate name with its ongoing research and development efforts as well as its recent acquisition of Marks, which engages in, among other things, the door lock technology business. .

         In the event stockholders approve the Amendment, Article First of the Company's Amended and Restated Certificate of Incorporation will be amended to change the name of the Company to Napco Security Technologies, Inc. and will read as follows:

                  "FIRST: The name of the corporation (hereinafter called the "Company") is Napco Security Technologies, Inc."

         Approval of the Amendment will require the affirmative vote of a majority of the outstanding shares entitled to vote thereon. Proxies received in response to the Board's solicitation will be voted "FOR" approval of the Amendment if no specific instructions are included thereon for Item 2.

        The Board of Directors believes adoption of the Amendment will be in the best interests of the stockholders and, accordingly, recommends a vote FOR this proposal, which is ITEM 2 on the Proxy Card.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table, together with the accompanying footnotes, sets forth information as of October [ ], 2008, regarding the beneficial ownership (as defined by the Securities and Exchange Commission) of Common Stock of the Company of (a) each person known by the Company to own more than five percent of the Company's outstanding Common Stock, (b) each director of the Company (c) each executive officer named in the Summary Compensation Table, and (d) all executive officers and directors of the Company as a group.

Beneficial Owner                    Amount and Nature of       Percent of
                                    Beneficial Ownership    Common Stock (2)
                                             (1)
------------------------------------------------------------------------------
Richard L. Soloway
c/o the Company
333 Bayview Avenue
Amityville, NY 11701                             6,900,160              34.51%
Rutabaga Capital
64 Broad Street, 3rd Floor
Boston, MA 02109 (3)                             1,291,771               6.71%
Kevin S. Buchel                                    355,683               1.86%
Jorge Hevia                                        262,250               1.37%
Michael Carrieri                                   184,500               0.96%
Andrew J. Wilder                                   112,020               0.59%
Randy B. Blaustein                                 108,150               0.57%
Donna A. Soloway                                    31,560               0.17%
Paul Stephen Beeber                                  7,800               0.04%
Arnold Blumenthal                                    3,975               0.02%
George Marks                                             -                   -
All executive officers and
 directors as a group (10 in
 number)                                         7,966,098 (4)          39.30%

----------------
(1) This number includes the number of shares that a person has a right to acquire within sixty (60) days (Soloway - 902,500, Buchel - 77,000, Hevia -77,000, and Carrieri - 77,000, Wilder - 1,200, Blaustein - 1,200, D.
     Soloway - 1,200, Beeber - 1,200, Blumenthal - 1,200).
(2) Percentages for each person or the group are computed on the basis of 19,092,473 shares of Common Stock outstanding on October [ ], 2008, plus the number of shares that such person or group has the right to acquire within sixty (60) days. Except as otherwise noted, persons named in the table and footnotes have sole voting and investment power with respect to all shares of Common Stock reported as beneficially owned by them.
(3) Based on information set forth in Form 13F filed with the Securities and Exchange Commission reporting as of June 30, 2008.
(4) This number of shares includes (i) 6,820,598 shares as to which officers and directors have sole voting and investment power, and (ii) 1,145,500 shares that officers and directors have the right to acquire within sixty
     (60) days.

                  THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

         The consolidated financial statements of the Company included in the Annual Report to Stockholders for the 2008 fiscal year were examined by Marcum & Kleigman LLP ("M&K"). A representative of M&K will be present at the Annual Meeting to make a statement if he desires and to respond to appropriate questions presented at the Meeting.

         The Company has not yet retained an independent registered public accounting firm for fiscal year 2009.

Principal Accountant Fees

         The fees billed by M&K, the Company's independent auditors for professional services for 2008 and 2007 fiscal years were as follows:

                                    Fiscal Year 2008       Fiscal Year 2007
                                ------------------------ ---------------------
 Audit Fees (1)                         $307,250               $228,000
 Audit Related Fees                        -                       -
 Tax Fees                                  -                       -
 All Other Fees (2)                      14,000                 12,000

----------------
(1) Includes audit of financial statements, SAS 100 reviews and consultations for 2008 and 2007 and fees for audit of internal controls for 2008 and 2007.
(2) Includes services related to the audit of the Company's employee benefit plan for 2008 and 2007.

         The Audit Committee has considered whether the provision of the services described above under the headings "Audit Related Fees," "Tax Fees" and "All Other Fees" is compatible with maintaining the auditor's independence and determined that it is. In fiscal year 2008 100% of "All Other Fees" were approved by the Audit Committee.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

         The Audit Committee specifically pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be provided for up to one year. Each pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

                   SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS
                           AND NOMINATION OF DIRECTORS

From time to time stockholders present proposals that may be proper subjects for inclusion in the Proxy Statement and for consideration at an annual meeting. Stockholders who intend to present proposals at the 2009 Annual Meeting, and who wish to have such proposals included in the Company's Proxy Statement for the 2009 Annual Meeting, must be certain that such proposals are received by the Company's Secretary at the Company's executive offices, 333 Bayview Avenue, Amityville, New York 11701, not later than July 10, 2009. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Proxy Statement. Stockholders who intend to present a proposal at the 2009 Annual Meeting but who do not wish to have such proposal included in the Company's Proxy Statement for such meeting must be certain that notice of such proposal is received by the Company's Secretary at the Company's executive offices not later than September 23, 2009.

         Pursuant to the Company's by-laws, any nominations for director by a stockholder must be delivered or mailed to and received by the principal executive offices of the Company not less than sixty (60) days prior to the date of meeting.


                            EXPENSES OF SOLICITATION

         The Company will bear all costs in connection with the solicitation by the Board of Directors of proxies of the Meeting. The Company intends to request brokerage houses, custodial nominees and others who hold stock in their names to solicit proxies from the persons who beneficially own such stock. The Company will reimburse brokerage houses, custodial nominees and others for their out-of-pocket expenses and reasonable clerical expenses. It is estimated that these expenses will be nominal. In addition, officers and employees of the Company may solicit proxies personally or by telephone, telegram or letter; they will receive no extra compensation for such solicitation.

Dated:  November 7, 2008                 By Order of The Board of Directors


                                         Richard L. Soloway, Secretary



         Upon the written request of any stockholder of the Company, the Company will provide to such stockholder a copy of the Company's Annual Report on Form 10-K for 2008, including the financial statements and the schedules thereto, filed with the Securities and Exchange Commission. Any such request should be directed to Secretary, Napco Security Systems, Inc., 333 Bayview Avenue, Amityville, New York 11701. There will be no charge for such report unless one or more exhibits thereto are requested, in which case the Company's reasonable expenses of furnishing such exhibits may be charged.

         All stockholders are urged to fill in, sign and mail the enclosed proxy promptly whether or not you expect to attend the meeting. If you are mailing your Proxy, kindly do so sufficiently in advance of the meeting date so that it will be received in time to be counted at the meeting.

                          NAPCO SECURITY SYSTEMS, INC.
                               333 Bayview Avenue
                           Amityville, New York 11701

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of NAPCO SECURITY SYSTEMS, INC. hereby appoints Messrs. Richard L. Soloway and Kevin S. Buchel, and each or either of them, the proxy or proxies of the undersigned, with full power of substitution, to vote as specified on the reverse side all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Company, to be held on Tuesday, December 9, 2008 and at all adjournments of such Meeting, with all powers the undersigned would possess if personally present.

         This Proxy will be voted as specified. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO (2) DIRECTORS (ITEM 1); FOR THE AMENDMENT TO CHANGE THE NAME OF THE COMPANY TO NAPCO SECURITY TECHNOLOGIES, INC. (ITEM 2) AND AS TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION AND IN THE BEST JUDGMENT OF THE PROXIES. This Proxy may be revoked at any time prior to the voting thereof.


                   (Please date and sign on the reverse side)

                                      PROXY

The Board of Directors recommends a Vote FOR Items 1 & 2.

Item 1. Election of Two Directors:


                                Andrew J. Wilder
                              FOR [ ] WITHHOLD [ ]

                                Arnold Blumenthal
                              FOR [ ] WITHHOLD [ ]


Item 2. Amendment of the Amended and Restated Certificate of Incorporation to change the name of the Company to Napco Security Technologies, Inc.:


                         FOR [ ] AGAINST [ ] ABSTAIN [ ]



Dated:________      ____________________________________________

                             Signature or Signatures

                    Please sign exactly as your name appears
                     at the left. Executors, administrators,
                    trustees, guardians, attorneys and agents
                    should give their full titles and submit evidence of appointment unless previously furnished to the Company or its transfer agent.